United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2017 sustainable petroleum group inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54875	000-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2316 Pine Ridge Road, 383 Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 239-316-4593

Blue spa incorporated

403 E. Commerce Street, San Antonio, Texas, 78205

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sustainable Petroleum Group Inc.	Page 2

Information to be included in report

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the terms and conditions of a property purchase agreement dated March 13, 2017 between Sustainable Petroleum Group Inc, and Workplan Holding Inc. SPGX has acquired 13 mineral claims in the Thunder Bay Mining Division Rickaby and Lapierre Townships. The parties agreed on a purchase price of CDN$5 million for the 13 mineral claims, which was paid in full by SPGX issuing and delivering to Workplan Holding Inc. 1,250,000 restricted shares in the common stock of the capital of SPGX. See Exhibit 10.2 - Property Purchase Agreement for more details.

SPGX is the beneficial owner of the 13 mineral claims subject to a 3.0% net smelter return that had been granted to John Leliever by Workplan Holding Inc., and which was carried forward as a condition of the acquisition of the 13 mineral claims. SPGX may at its discretion buy back half of the 3% NSR (1.5%) for a one-time payment of CDN$1,500,000.00 prior to a bankable prefeasibility being completed on any of the 13 mineral claims. See Exhibit 10.2 - Property Purchase Agreement for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.2, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.2 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit	Description
10.2	Property Purchase Agreement dated March 13, 2017 between Sustainable Petroleum Group Inc. and Workplan Holding Inc.	Included

Form 8-K	Sustainable Petroleum Group Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sustainable Petroleum Group Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SUSTAINABLE PETROLEUM GROUP INC.

Dated: March 17, 2017	By:	/s/ Christian Winzenried
Christian Winzenried – President & CEO